Exhibit 10.30

BILOXI WATERFRONT PROJECT GARAGE-PODIUM LEASE

[AND EASEMENT]

THIS AGREEMENT LEASE (herein called this “Lease”), made on the 15th day of August, 2002, by and between the SECRETARY OF STATE for and on behalf of the State of Mississippi in his capacity as land commissioner for the State of Mississippi and as trustee of the Public Trust for Tidelands and Submerged Lands (herein called “STATE”) and as authorized representative of the State Institutions of Higher Learning (herein called “IHL”), and CITY OF BILOXI, MISSISSIPPI, a municipal corporation organized and existing under the laws of the State of Mississippi (herein called “City”, and herein collectively with STATE called “LANDLORD”), ISLE OF CAPRI CASINOS, INC., a Delaware corporation (herein called “Guarantor”), and RIVERBOAT CORPORATION OF MISSISSIPPI, a Mississippi corporation, (herein called “Tenant” or “RCM”), whose permanent resident addresses are declared to be:

for Landlord	City of Biloxi	City of Biloxi
	140 Lameuse Street or	P. O. Box 429
	Biloxi, MS 39530	Biloxi, MS 39533

Secretary of State
	401 E. Mississippi St or	P.O. Box 136
	Jackson, MS	Jackson, MS 39205-0136

and for Tenant Riverboat Corporation of Mississippi
C/O Isle of Capri Casino
1641 Popps Ferry Road
Biloxi, MS 39532

respectively.

ARTICLE I.

DEFINITIONS, GRANT AND TERM

Section I.1. Definitions.

For purposes of interpretation and implementation of this Lease, the following terms shall be have the designated definitions or meanings:

“Access Tract” – the property designate by cross-hatching on the plat on Exhibit H, attached hereto and more particularly described therein;

“Biloxi Waterfront-Point Cadet Project” or “Biloxi Waterfront Point Cadet Project area” – whenever those terms are used in this Lease they shall be defined to have the same definition and usage as they have when used In a similar context in the Casino Lease and the Hotel Lease;

“Casino Lease”– the “Biloxi Waterfront-Point Cadet Project Lease” dated May 12,1986, executed by the Point Cadet Development Corporation as lessor and Seventy-Six, Inc., as lessee, as thereafter: i) assigned by Seventy-Six, Inc. to the Factory, Inc, and by the Factory, Inc. to RCM, ii) assigned by PCDC to the City; and iii) assigned and amended, including the Addendum to Lease dated August 1,1992, executed by the City of Biloxi and Riverboat Corporation of Mississippi; the Second Addendum to Lease dated April 13,1994; the Third Addendum to Casino Lease effective April 26, 1995; including all renewals thereof and other amendments, supplements, modifications, and restatements thereto as made from time to time.

“City” – the City of Biloxi, Mississippi.

“Comps” – food, beverages, and lodging furnished to Tenant’s customers free of charge as an inducement to patronize the gaming establishment now operated by Tenant pursuant to the Casino Lease.

“Construction Period” – the construction period shall begin on the Execution Date of this Lease and shall terminate on the earlier of: Twelve (12) months from such date; or the date that Phase I of the Facilities is opened;

“Covacevich Property” – refers to the property described in the Sublease and Agreement by and between, Casino Parking Inc., Covacevich Yacht & Sail, Inc. and the City of Biloxi on September 24, 1993, a Recording Memorandum of which being of record in Book 263, Page 97, in the Office of the Chancery Clerk of Harrison County, Second Judicial District;

“Execution Date” – August 15, 2002.

“Facilities” – Phase I of the Facilities, Phase II of the Facilities, and Phase III of the Facilities, as the case may be or collectively;

“Floor” – see Section 3.1;

“Force Majeure” – any severe weather conditions, strike, lockout, civil commotion, war, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material through Act of God, or any other cause whatever beyond the control of that party;

“Gross Cash Revenue” – see Section 3.3;

“Gross Retail Revenue” – see Section 3.3;

“Guaranteed Rent Amounts” – for Guaranteed Rent Amounts (for Floor Rent, Phase I Supplemental Rent, Phase II Supplemental Rent, Phase III Supplemental Rent, and Interim and Additional Interim guaranteed rent amounts), see Section 3.1;

“Hancock/Harrison Market” – Hancock County and Harrison County (both judicial districts), Mississippi;

“Hotel Lease” – the “Biloxi Waterfront-Point Cadet Project Lease” dated April 13, 1994, executed by the City of Biloxi and Riverboat Corporation of Mississippi, as amended by First Amendment to Biloxi Waterfront Lease dated April 26, 1995, including any renewals thereof and other amendments, supplements, modifications, and restatements made thereto from time to time.

“IHL” – the Board of Trustees of State Institutions of Higher Learning.

“Landlord” – collectively the City of Biloxi, Mississippi, and the State of Mississippi by and through the Secretary of State both as administrator and Trustee of Public Trust Tidelands and as authorized representative of IHL.

“Lease Year” – for purposes of facilitating rent computations, the parties intend to conform the Lease Year for this Lease with the corresponding period for the Casino Lease, therefore, this term shall mean the twelve month period beginning on August 1 and each successive twelve month period thereafter during this Lease’s term.

“Leased Premises” – see Section 1.2(a);

“New Tract A” – the property designated by cross-hatching on the plat on Exhibit I, attached hereto and as described therein;

“New Tract B” – the property designated by cross-hatching on the plat on Exhibit J, attached hereto and as described therein;

“Phase I of the Facilities” – a public parking garage consistent with the terms allowed in the Settlement Agreement to be constructed on New Tract “A”.

“Phase II of the Facilities” – a hotel proposed to be built on New Tract “B”, containing at least two hundred (200) rooms, or (ii) two (2) or more restaurant facilities containing at least two hundred (200) seats in the aggregate;

“Phase III of the Facilities” – a hotel proposed to be built on the garage podium to be constructed on New Tract “A”;

“Point Cadet Settlement Agreement” – The Point Cadet Compromise and Settlement Agreement dated August 15, 2002 among (i) the Secretary of State for and on behalf of the

State of Mississippi in his capacity as land commissioner for the State of Mississippi and as trustee for the Public Trust for Tidelands and Submerged Lands, ii) the City, iii) the IHL in its own capacity and on behalf of the University of Southern Mississippi, the Gulf Coast Research Laboratory, and the J. L. Scott Marine Education Center, and iv) RCM, as it may from time to time be amended, modified, supplemented, or restated;

“RCM” – Riverboat Corporation of Mississippi, a Mississippi corporation;

“State” – State of Mississippi, as represented by the Secretary of State in his capacity as land commissioner for the State of Mississippi and as trustee for the Public Trust for Tidelands and Submerged Lands;

“Tenant” – Riverboat Corporation of Mississippi, a Mississippi corporation, its successors or assigns, and any person or entity which succeeds to the rights of Tenant under this lease;

“Tidelands Leases” – the agreements between the State of Mississippi and the City of Biloxi, Mississippi dated July 15, 1988 and recorded in Deed Book 197 at Pages 546-561 of the Land Records maintained in the Second Judicial District Office of the Chancery Clerk of Harrison County, Mississippi (the “fee simple tidelands lease”) and in Deed Book 197 at Pages 531-545 of said records (the “IHL Tidelands Lease”), as thereafter amended.

Section 1.2. Leased Premises and Easement.

(a) In consideration of the rents hereinafter set out to be paid by Tenant, and in further consideration of the mutual covenants and promises hereinafter set out to be observed and performed by Tenant and Landlord, Landlord demises and leases to Tenant, and Tenant rents from Landlord, that certain real property located in the Biloxi Waterfront-Point Cadet Project, in Biloxi, Mississippi, as described with more particularity as New Tract A and New Tract B (the “Leased Premises”); and Landlord further grants the Tenant a non-exclusive easement for the purpose of ingress and egress, as well as for use for surface parking, across the Access Tract.

(b) Tenant will have no riparian or littoral rights in the Leased Premises, except for the right to construct and maintain bulkheads for the purpose of shore protection on those portions of the Leased Premises bounded by the Mississippi Sound.

(c) The parties acknowledge that Tenant contemplates expanding New Tract A in the area of its southwestern boundary by filling or wharfing submerged lands, as designated on Exhibit L, attached hereto, which will require the consent and cooperation of other public entities. To the extent that the consent or cooperation of Landlord is required in order to implement any such change, Landlord agree not to unreasonably withhold, delay, or condition such consent or cooperation. Further, subject to the consent and permitting of other applicable public entities, all riparian and littoral rights created by such changes shall inure to the benefit of Landlord as if the newly created shoreline were the original boundary of New Tract A. The parties further agree that any such artificial accretion, as well as any natural accretions, to New Tract A shall automatically be included in the definition of New Tract A and shall be subject to all of the terms and conditions of this Lease.

(d) Tenant has inspected the Leased Premises and accepts same in its present condition. Landlord makes no warranty regarding the condition of the Leased Premises and makes no covenant to alter, repair or construct any improvements on the Leased Premises.

(e) Tenant acknowledges the presence of fuel tanks and fuel lines on New Tract A which are being used by the Biloxi Port Commission in conjunction with the Point Cadet Marina and Tenant accepts the Leased Premises in its “as is” condition. Tenant assumes responsibility for relocating said tanks and fuel lines at no cost or expense to Landlord and indemnifies and holds Landlord harmless for any cost, expense or damage which may result from or be associated with the relocation of said fuel tanks and fuel lines. The location of the existing tanks and the proposed relocation is shown on Exhibit K, attached hereto (depicting the Park Conversion Tract under the Point Cadet Settlement Agreement and the parking area south thereof).

(f) The easement over the Access Tract in favor of Tenant shall be coextensive with the term of this Lease. Tenant shall be entitled to construct and maintain over the Access Tract such access roads to the Phase I and Phase III Facilities (located on New Tract A) as it deems appropriate from time to time, and otherwise to provide surface parking and landscaping; provided, however, that such access routes and parking will be available at all times to all other tenants and customers of the Biloxi Waterfront-Point Cade Project, including but not limited to employees and staff of both the J. L. Scott Marine Education Center, the former Gulf Marine State Park property, and the Point Cadet Marina, as well as members of the public and customers, of and visitors to those entities and any other tenant of the Point Cadet site of the Biloxi Waterfront-Point Cadet Project; and provided further that Tenant shall maintain the road along the northern and eastern perimeter as set forth in Section 6.1(b) hereof to provide access for vehicular traffic to and from the Biloxi Waterfront-Point Cadet Project area to the east of New Tract A.

Section I.3. Use of Additional Areas.

Tenant’s use and occupation of the Leased Premises shall include the use, in common with others entitled thereto, of the common areas, employees’ parking areas, service roads, common mall areas, hallways, loading facilities, sidewalks, customer car parking areas and other facilities as may be designated from time to time by Landlord as common areas for the use and benefit of the tenants, customers, patrons and general public users of the Biloxi Waterfront-Point Cadet Project; subject, however, to the terms and conditions of the Casino Lease and the Hotel Lease as they affect such area and to reasonable rules and regulations of the use thereof as prescribed from time to time by Landlord.

Section I.4. Term and Commencement.

(a) The primary term of this Lease shall commence on the Execution Date and continue for forty (40) years; however, Tenant shall have the right to terminate this Lease on July 31, 2009

(and on each successive fifth anniversary of that date for the remainder of the primary term) by giving the Landlord written notice of such intent to terminate at lease 6 months prior to each such potential termination date. Tenant may extend this Lease for one (1) extended term of twenty-five (25) years by giving Landlord written notice of the intent to exercise such option. Such notice must be received by Landlord at least six (6) months prior to the termination of each option period thereafter for the exercise of each succeeding option period. Notice to extend the comparable term of the Hotel Lease or the casino Lease shall constitute appropriate notice hereunder. The City hereby agrees to grant additional extensions sufficient to extend the term of this Lease to coincide with the term of the Hotel Lease, subject to the agreement and consent of the State at the time of such extension; and the State acknowledges and grants to the Tenant the right, exclusive of all other persons, to further continue leasing the Leased Premises for that additional time as provided in Section 29-1-107, Mississippi Code of 1972, as amended. During the initial extension period, if exercised, as well as during any additional subsequent extension period, the Tenant shall have the option to terminate this Lease at the end of each successive fifth Lease Year of such extension period by giving the Landlord written notice of that intention at least six months prior to the end of any such fifth Lease Year. Should Tenant either terminate this Lease in any manner provided above or end it by non-renewal, or should Tenant either terminate or end by non-renewal the Casino Lease or the Hotel Lease, Tenant’s exclusive right to operate or conduct a gaming or gambling enterprise shall also terminate, revoked, and rescinded whether such exclusive rights are granted in this Lease or in any other agreement. Notice of termination or non-renewal of the Casino Lease by Tenant shall be deemed notice of termination or cancellation of this Lease without need for separate notice.

(b) Upon the Execution Date, Tenant shall be liable for payment of all sums and charges which become due hereunder, including but not limited to Guaranteed Rent Amounts (which shall progressively become due as set out in Section 3.1), percentage rent, additional rent and all other sums and charges which are required to be paid by Tenant hereunder. All sums payable hereunder other than Guaranteed Rent Amounts shall be due and payable upon receipt of an invoice as provided for herein or as otherwise specified herein.

ARTICLE II.

CANCELLATION AND EXCUSE OF PERFORMANCE

Section II.1. Excuse of Performance – Force Majeure.

Anything elsewhere in this Lease to the contrary notwithstanding, neither party shall be deemed in default with respect to the performance of any of the non-monetary obligations, terms, covenants and conditions of this Lease to be performed by it if any failure of its performance shall be due to any Force Majeure, and the time for performance by that party shall be extended by the period of delay resulting from or due to any above said causes.

ARTICLE III.

RENT

Section III.1. Guaranteed Rent.

(a) Interim Floor Rent Guaranty. Tenant guaranties payments to the City for Lease Year ending July 31, 2003 (and thereafter for each Lease Year until the Floor Rent Guaranty provided in subsection 3.1 (b) takes effect), as combined base rent and percentage rent from the Hotel Lease and the Casino Lease of an aggregate sum of at least $2,500,000.00, such that the total combined base rent and percentage rent payable to the Landlord by Tenant under those two leases is no less than $2,500,000.00 (the “Interim Floor”). If such payments to the City in any given Lease Year when this Interim Floor Rent Guaranty is applicable fall below the Interim Floor, Tenant agrees to pay to Landlord, prior to sixty (60) days following such Lease Year, the difference between the Interim Floor and the aggregate of those base and percentage rent payments made by Tenant during that preceding Lease Year.

(b) Floor Rent Guaranty. By August 31 following the earlier of either the opening of Phase I of the Facilities or eighteen (18) months from the Execution Date, Tenant shall guaranty payments to the City for the Lease Year in which such event occurs as combined base rent and percentage rent from the Hotel Lease, the Casino Lease, and this Lease of an aggregate sum of at least $2,733,000, such that total combined base rent and percentage rent payable to the Landlord by Tenant under those three leases is no less than $2,733,000 (the “Floor”). Thereafter, if payments to the City in any given Lease Year fall below the Floor, Tenant agrees to pay to Landlord, prior to August 31 following such Lease Year, the difference between the Floor and the aggregate of those base and percentage rent payments made by Tenant during that preceding Lease Year. The first such payment shall be pro-rated based upon the greater of either the portion of the previous Lease Year that said Phase I Facility was open or six months. The first such payment shall be pro-rated based upon the greater of either the portion of the previous Lease Year that said Phase I Facility was open or six months; provided that if the Phase I Facility is open in the Lease Year ending July 31, 2003, the first such payment shall be pro-rated based upon the portion of the previous Lease Year that said Phase I Facility was open.

(c) Phase I Supplemental Guaranteed Rent. In addition to the rent guaranty provided in subsection (b), by August 31 following the earlier of either the opening of Phase I of the Facilities, or eighteen (18) months from the Execution Date, Tenant guaranties that Landlord will receive as Supplemental Guaranteed Rent for the Leased Premises the amount, if any, by which the “New Revenue Amount” [which is defined as the amount by which the aggregate of both i) the total of base rent and percentage rent paid to the City of Biloxi under the Hotel Lease and the Casino Lease during the previous Lease Year period, and ii) the Percentage Rent from this Lease for the same period, exceed the sum of $2,733,000.00] of the Lease Year in which such event occurs, and thereafter for each Lease Year, is less than the sum of Five Hundred Thousand ($500,000.00) Dollars. For example, when it is both initiated and coupled with the guaranty set out in subsection (b) above, the Phase I Supplemental Guaranteed Rent will result in a minimum guaranteed rent to the Landlord from the aggregate of the Casino Lease, the Hotel Lease, and this Lease of at least

$3,233,000.00. The first such payment shall be pro-rated based upon the greater of either the portion of the previous Lease Year that said Phase I Facility was open or six months; provided that if the Phase I Facility opens in the Lease Year ending July 31, 2003, the first such payment shall be prorated based upon the portion of the previous Lease Year that said Phase I Facility was open.

(d) Phase II Supplemental Guaranteed Rent. In addition to the rent guaranty provided in subsection (b) (and as a successor guaranty to the Phase I Supplemental Guaranteed Rent formula), on the earlier of either the August 31 following the opening of Phase II of the Facilities, or August 31, 2005, the Tenant guaranties that Landlord will receive as Supplemental Guaranteed Rent for the Leased Premises the amount, if any, by which the “New Revenue Amount” [which is defined as the amount by which the aggregate of both i) the total of base rent and percentage rent paid to the City of Biloxi under the Hotel Lease and the Casino Lease during the previous twelve month period, and ii) the Percentage Rent from this Lease for the same period, exceed the sum of $2,733,000.00] of the Lease Year in which such event occurs, and thereafter for each Lease Year, is less than the sum of Seven Hundred Fifty Thousand ($750,000.00) Dollars. For example, when it is both initiated and coupled with the guaranty set out in subsection (b) above, the Phase II Supplemental Guaranteed Rent will result in a minimum guaranteed rent to the Landlord from the aggregate of the Casino Lease, the Hotel Lease, and this Lease of at least $3,483,000.00 [subject to the Market Adjustment provision in subsection (f) below]. The first such payment shall be pro-rated based upon the portion of the previous Lease Year that said Phase II Facility was open.

(e) Phase III Supplemental Guaranteed Rent. In addition to the rent guaranty provided in subsection (b) (and as a successor guaranty to the Phase II Supplemental Guaranteed rent formula, and subject further to the operation of subsection 3.1(f)), on the earlier of either the August 31 following the opening of Phase III of the Facilities, or August 31, 2008, the Tenant guaranties that Landlord mill receive as Supplemental Guaranteed Rent for the Leased Premises the amount, if any, by which the “New Revenue Amount” [which is defined as the amount by which the aggregate of both i) the total of base rent and percentage rent paid to the City of Biloxi under the Hotel Lease and the Casino Lease during the previous twelve month period, and ii) the Percentage Rent from this Lease for the same period, exceed the sum of $2,733,000.00] of the Lease Year in which such event occurs, and thereafter for each Lease Year, is less than the sum of One Million ($1,000,000.00) Dollars. For example, when it is both initiated and coupled with the guaranty set out in subsection (b) above, the Phase III Supplemental Guaranteed Rent will result in a minimum guaranteed rent to the Landlord from the aggregate of the Casino Lease, the Hotel Lease, and this Lease of at least $3,733,000.00 [subject to the Market Adjustment provision in subsection (f) below]. After the Phase III Guaranteed Rent has been in effect for one year, it shall be subject to the provisions of subparagraph (f) below. The first such payment shall be pro-rated based upon the portion of the previous Lease Year that said Phase III Facility was open.

(f) Market Adjustments to Phase II Guaranty and Phase III Guaranty.

1.) Beginning one year after the Phase II Supplemental Rent Guaranty becomes applicable, in any Lease Year in which both: i) the overall gaming market in the combined Harrison County/Hancock County market falls below $1,250,000,000.00 (according to the aggregate of all gross gaming revenues reported to the Mississippi Gaming Commission for that period); and ii) the gross gaming revenue of Tenant from its Biloxi property (according to gross gaming revenues reported to the Mississippi Gaming Commission for that period) is less than $90,000,000.00; then the Phase II Supplemental Rent Guaranty shall not be applicable but the Phase I Supplemental Rent Guaranty shall be applicable; and,

2) Beginning one year after the Phase III Supplemental Rent Guaranty becomes applicable, in any Lease Year in which both: i) the overall gaming market in the combined Harrison County/Hancock County market falls below $1,250,000,000.00 (according to the aggregate of all gross gaming revenues reported to the Mississippi Gaming Commission for that period); and ii) the gross gaming revenue of Tenant from its Biloxi property (according to gross gaming revenues reported to the Mississippi Gaming Commission for that period) falls below $100,000,000.00 but is not less than $90,000,000.00; then the Phase III Supplemental Rent Guaranty shall not be applicable but the Phase II Supplemental Rent Guaranty shall be applicable.

3) For example, after this provision (f) takes effect those specific adverse market conditions cannot reduce the cumulative minimum guaranteed rent [subsections (b), (c), (d), and (e)] below $3,233,000.00.

(g) Additional Interim Guaranteed Rent. In addition, until such time as payments under the Phase I Guaranteed Rent begin, Tenant shall annually pay the lesser of $125,000.00 (intended by Landlord and Tenant for the benefit and account of IHL as provided in the Point Cadet Settlement Agreement) or such lesser amount that Landlord (City) is required to pay IHL under Paragraph III(2) of the Point Cadet Settlement Agreement. This supplemental amount shall be over and above the rent generated by or required to be paid under the Hotel Lease and the Casino Lease, even though its amount is affected by or calculated from increases in said revenue. The first such payment shall be made one year after the last payment of rent by the City to IHL under their prior agreement (the IHL Lease). When the Phase I Guaranteed Rent payments begin, this additional guaranteed rent obligation shall terminate.

(h) The rent guaranties described in Section 3.1(c) [$500,000.00], Section 3.1(d) [$750,000.00], Section 3.1(e) [$1,000,000.00], and Section 3.1(b) [$2,733,000.00] above, as well as the floor amount upon which they are based [$2,733,000.00], shall increase every five (5) years in accordance with the Consumer Price Index based calculation set out in this paragraph. The first such increase shall take effect beginning the sixth (6th) Lease Year, and thereafter increases shall take effect on every fifth anniversary of that date. The new numbers for each such increase shall be the previous year’s numbers increased by the increase in the Consumer Price Index, as promulgated by the U.S. Department of Labor or successor entity for the previous five (5) year period, but not to exceed a total increase of ten percent (10%) in any single five (5) year period.

(i) All rental payments provided above shall be payable to Landlord at such place as is set forth in the Point Cadet Settlement Agreement, without any demand therefor, and without any deduction or set-off whatsoever. Supplemental Guaranteed Rent payments for each applicable Lease Year must be paid within the first month (August 1-31) following that Lease Year. Landlord may charge interest on all past-due payments of base rental in accordance with the provisions of Section 20.4.

Section III.2. Percentage Rent.

(a) Upon completion of each Phase of the Facilities, Tenant shall pay to Landlord, in the manner and upon the conditions and at the time hereinafter set forth during each Lease Year of the term hereof, percentage rent equivalent to four percent (4%) of Gross Retail Revenue and Gross Cash Revenue generated by all food, beverage, hotel, lodging, retail facilities and all other commercial activities located on or in that Phase of the Facilities, whether said Gross Retail Revenue or Gross Cash Revenue is generated by Tenant, by a subcontractor of Tenant, by an approved sublessee of Tenant, or by any other person or entity operating on the Leased Premises, whether in privity with Tenant, with the approval or consent of Tenant, or by mere sufferance of Tenant.

(b) Percentage Rent under this Lease shall be considered in the Supplemental Rent computations under Sections 3.1(b), 3.1(c), and 3.1(d), however: i) where more than the minimum rent amounts guaranteed therein are generated and paid by Tenant in any given time period, Percentage Rent under this Lease is due in addition to all other forms of rent due by Tenant; and ii) where less than the minimum rent amounts guaranteed therein are generated by Tenant from the sources cited therein, it shall be considered as being subsumed in and a part of the guaranteed rent amount actually paid by Tenant.

(c) Percentage rent for each month shall become due and payable twenty (20) days after the last day of each month of each Lease Year.

(d) All percentage rent shall be payable at such place as is set forth in the Point Cadet Settlement Agreement, without any prior demand therefor, and without any set-off or deduction whatsoever. Landlord may charge interest on all past-due payments owed by Tenant as percentage rent hereunder in accordance with the provisions of Section 20.4.

Section III.3. “Gross Retail Revenue” and “Gross Cash Revenue” Defined.

(a) “Gross Retail Revenue” and “Gross Cash Revenue” shall mean, without any double counting, the total amount of the actual sales price, whether for cash or on credit or partly for cash and partly on credit, of all: (1) retail or wholesale sales of merchandise and services, including all gift and merchandise certificates; (2) all lay-away sales; (3) all credit charges and carrying charges; (4) all other receipts of business conducted in or from the Leased Premises; (5) all mail or telephone orders received or filled at or from the Leased Premises; (6) all deposits not refunded to purchaser; (7) all orders taken in and from the Leased Premises whether or not said orders are filled elsewhere (provided that such orders filled elsewhere and subject to a percentage rent payable to Landlord under the Hotel Lease or the Casino Lease shall not be subject to an additional percentage rent under this Sublease); (8) revenues and receipts received by Tenant through any vending machine or other coin-operated device either operated by Tenant or from which Tenant receives revenues; (9) revenues received by Tenant based upon sales, revenues and receipts made or received by any subtenant, concessionaire, licensee and any other person or persons permitted to use the Leased Premises; (10) all receipts from the operation of a hotel or other lodging facility; (11) all food and beverage revenues; and (12) revenues received by Tenant based upon all uses of the Leased Premises by Tenant, its successors or its assigns, any subtenant, concessionaire, licensee and any other person or persons permitted to use the Leased Premises.

(b) No deduction shall be made from the amount included in “Gross Cash Revenue” or “Gross Retail Revenue” on account of the payment of any franchise, income or gross receipts tax, or any other tax based upon the income of Tenant. “Gross Cash Revenue” and “Gross Retail Revenue” shall not, however, include any sums collected and paid out for: any sale or retail excise tax (including, but not limited to, any hotel or motel room use tax or tourism tax) imposed by any duly constituted governmental authority, if stated and collected separately from the price of the merchandise or service sold; nor the amount of returns to shippers or manufacturers; nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant; nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment or credit shall be treated as a sale in the month during which Tenant shall receive payment from its customers.

(c) Notwithstanding anything to the contrary contained herein, the terms “Gross Retail Revenue” or “Gross Cash Revenue” shall not include the value of Comps.

Section III.4. Additional Rent.

Tenant shall pay all other sums of money or charges required to be paid by Tenant to Landlord under this Lease, whether or not the same be designated “additional rent.” These amounts and charges shall be due and payable immediately upon receipt by Tenant of an invoice therefor. All sums of money or other charges payable by Tenant under this section shall be payable at such place as is set forth in the Point Cadet Settlement Agreement, without any set-off or deduction whatsoever. Landlord may charge interest on all such past-due payments owed by Tenant, regardless of whether they are designated as additional rent, in accordance with the provisions of Section 20.4.

Section III.5. Taxes on Rentals.

In the event that any federal, state, local or other governmental authority shall impose or assess any tax, levy or other charge on or against all or any part of the rentals paid or to be paid by Tenant under the terms of this Lease, and Landlord is thereby required to collect from Tenant and/or pay such tax, levy or charge to such authority, Tenant covenants and agrees, within ten (10) days from written demand therefor, to pay to or reimburse Landlord (as the case may be) all such charges as may be imposed or assessed, which, for the purposes of this Lease, shall be deemed to be due from Tenant as additional rent.

Section III.6. Property Taxes.

Tenant shall be responsible for payment of all taxes, including, but not limited to, taxes on Tenant’s leasehold interest, all improvements located on the Leased Premises and the Access Tract, and all personal property of Tenant and its licensees, concessionaires, assigns and subtenants, which may be levied or assessed against such property and the Leased Premises and the Access Tract by any lawful authority.

Section III.7. Limits on Liability–Insurance.

Landlord shall not be liable to Tenant or to any of its employees, agents, invitees, visitors, or any other person whomsoever, for any damage to person or damage to property on or about the Leased Premises and the Access Tract or in the common areas, caused by the negligence or misconduct of Tenant, its employees, licensees, concessionaires, or any other person entering the Leased Premises and the Access Tract, either under express or implied invitation of Tenant, or arising out of the use of the Leased Premises and the Access Tract by Tenant, or arising out of the conduct of Tenant’s business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder, and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expense or claim, including reasonable attorneys’ fees arising out of any damage or injury.

Section III.8. Public Liability Insurance.

Tenant agrees to procure and maintain at its sole cost and expense throughout the term of this Lease a policy or policies of insurance insuring Landlord, IHL, and Tenant against all claims, demands or actions arising out of or in connection with the use and occupancy of the Leased Premises and the Access Tract by Tenant or its employees, licensees, concessionaires, subtenants, or any other person entering the Leased Premises or the Access Tract either under express or implied invitation of Tenant, or arising out of the use of the Leased Premises or the Access Tract by Tenant, its employees, licensees, concessionaires, subtenants, or any other person or corporation by express or implied invitation of Tenant, or by the condition of the Leased Premises or the Access Tract; the limits of such policies to be in an amount not less than One Million Dollars ($1,000,000.00) for injuries or death to any one person and not less than Three Million Dollars ($3,000,000.00) for injuries or death concerning more than one person as a result of one accident and not less than One Hundred Thousand Dollars ($100,000.00) for property damaged or destroyed; said policy or policies to be written by an insurance company satisfactory to Landlord and naming Landlord as an additional insured.

Section III.9. Fire and Casualty Insurance.

Tenant shall keep the Leased Premises and the Access Tract insured throughout the term(s) of this Lease against loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available in such amounts sufficient to prevent Landlord from becoming a co-insurer within the terms of applicable policies and, in any event, in an amount not less than eighty percent (80%) of the then insurable value of the Leased Premises, Access Tract, and improvements. Landlord shall be named in all such policies of insurance as a named insured as its interest may appear.

ARTICLE IV.

REPORTS, RECORDS AND AUDIT

Section IV.1. Reports by Tenant.

(a) Tenant shall submit to Landlord on or before the thirtieth (30th) day following each month during the term hereof (including the thirtieth (30th) day of the month following the end of the term) at the place then fixed for the payment of rent, a written statement signed by Tenant, and certified by it to be true and correct, showing the amount of Gross Retail Revenue and Gross Cash Revenue for the preceding month.

(b) Tenant shall submit to Landlord on or before the one hundred twentieth (120th) day following the end of each Lease Year, and after the termination of this Lease, at the place then fixed for the payment of rent, an audited financial statement, certified to be true and correct, showing the amount of Gross Retail Revenue and Gross Cash Revenue during the preceding Lease Year and duly certified to Tenant by an independent certified public accountant.

(c) The statements referred to herein shall be prepared in conformity with generally accepted accounting principles and shall be in sufficient detail to permit Landlord to determine compliance with the terms of this Lease and to verify the applicable amount of percentage and additional rent. Should Landlord fail to receive such report in a timely fashion, Landlord shall give written notice to Tenant of its intent to exercise its right to cause a complete audit to be made of Tenant’s records that relate to the revenues from the Leased Premises for the period for which the required report has not been furnished. Upon receipt of such notice, Tenant shall have seven (7) days to provide the report. If Tenant does not provide the report in said time period, Landlord may cause such audit to be made, the cost of which shall be paid by Tenant to Landlord immediately upon the completion of said audit.

(d) All reports and other information concerning Tenant provided to or otherwise obtained by Landlord pursuant to this Article are deemed by Tenant to be confidential, commercial, financial, and proprietary, and to the extent that permitted or required by the Mississippi Public Records Act they shall be held as such by Landlord.

Section IV.2. Tenant’s Records.

(a) Tenant, during the term of this Lease, shall maintain and keep, or cause to be maintained and kept, on the Leased Premises or at its home office, a full, complete and accurate record and account of all revenues, all sales of merchandise and services and all sums of money paid or payable for or on account of or arising out of the business and all business transactions conducted in, at or from said Leased Premises by or for the account of Tenant and all subtenants, concessionaires, licensees and other persons conducting business in the Leased Premises, for each day of the term hereof.

(b) Such records and accounts, and all supporting records and data, at all times during the term hereof, and for a twelve (12) month period thereafter, shall be made available to Landlord for inspection, audit and copying or reproduction at said Leased Premises by Landlord and its duly authorized agents or representatives at all reasonable times during ordinary business hours. All such records shall conform to sound and accepted accounting practices and shall indicate all amounts of Gross Retail Revenue and Gross Cash Revenue at, in and upon the Leased Premises for each day of the term hereof and shall be supported by tax reports, sales slips, sales checks, bank deposit records and other supporting data. Tenant shall keep and preserve or cause to be kept and preserved said records for not less than twelve (12) months after the due date and payment of the percentage rental based thereon and due under the terms hereof.

(c) Tenant hereby authorizes the tax collector or collectors of the appropriate governmental and taxing authorities, including, without limitation, the Mississippi State Tax Commission, the Tax Assessor’s Office of Harrison County, Mississippi, the Office of the Tax Collector of Harrison County, Mississippi and the Tax Collector of the City of Biloxi, to disclose to Landlord, upon its request, Tenant’s sales and/or excise tax returns filed with such authorities covering the original and any renewal term of this Lease.

Section IV.3. Right to Examine Books.

The acceptance by Landlord of payments of percentage rent shall be without prejudice to Landlord’s right to an examination of Tenant’s books, records and supporting data relating to its Gross Retail Revenue and Gross Cash Revenue and inventories of merchandise at the Leased Premises in order to verify the amount of annual Gross Retail Revenue and Gross Cash Revenue made in and from the Leased Premises.

Section IV.4. Audit.

(a) At its option, Landlord may cause, at any reasonable time upon ninety-six (96) hours prior written notice to Tenant, during the term of this Lease, and for the twelve (12) month period following the due date of any percentage rent due hereunder, a complete audit to be made of Tenant’s records that relate to the sales in the Leased Premises for the period covered by any statement or report issued by Tenant as above set forth.

(b) If such audit shall disclose an error, difference or discrepancy of five percent (5%) or more with respect to any rent, including, without limitation, percentage rent due hereunder, theretofore computed and paid by Tenant for such period, Tenant shall promptly pay to Landlord the cost of said audit in addition to any deficiency disclosed by such audit, which deficiency shall be payable in any event. Any information obtained by Landlord as a result of such audit shall be held in strict confidence by Landlord to the fullest extent authorized by law.

(c) If such audit shall disclose that Tenant shall have overpaid its rent theretofore computed, Landlord shall credit any such over payment to subsequent rent payments.

Section IV.5. HUD Compliance.

(a) Tenant shall provide all information required by the Department of Housing and Urban Development (HUD), or its successor agency, in the implementation of its Community Development Block Grant Program and its Urban Development Action Grant Program, and any other applicable federal program, as they pertain or apply to the Biloxi Waterfront-Point Cadet Project.

(b) If Landlord is penalized, fined or assessed in any manner by HUD based upon the failure of Tenant to provide such information in a timely manner, or if Landlord suffers any financial loss by reason of such failure, then Tenant shall indemnify Landlord for such loss and shall pay all such sums due. This payment obligation shall constitute additional rent under this Lease.

ARTICLE V.

CONSTRUCTION, ALTERATION AND RELOCATION

Section V.1. Tenant’s Obligation.

(a) Tenant shall, at Tenant’s cost and expense, construct Phase I of the Facilities in or on the Leased Premises for Tenant’s use and occupancy substantially in accordance with plans and specifications consistent with the type and quality of development at the Biloxi Waterfront-Point Cadet Project–Point Cadet site, and as approved by applicable regulatory bodies. The cost of said improvements shall be not less than Fifteen Million ($15,000,000.00) Dollars. Any equipment or work which Tenant or Tenant’s contractor installs or constructs in or on the Leased Premises on Tenant’s behalf shall be paid for by Tenant prior to the date that Tenant opens for business. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises were in good and satisfactory condition in accordance with the terms of this Lease at the time such possession was taken, subject to the ability of Tenant to obtain necessary permits from the City of Biloxi in conformity with the intent of this Lease.

(b) Tenant shall have the right to construct, operate, and maintain, all at its own expense, such additional retail, food, beverage, hotel and entertainment facilities on New Tract B, as well as on top of the initial improvements (garage) contemplated for New Tract A, as it deems appropriate in its business judgment.

Section V.2. Changes and Additions to Project.

Subject to Article VII of the Point Cadet Settlement Agreement and to Section 7.3 of this Lease, the Hotel Lease, and the Casino Lease, Landlord reserves the right to construct and remove other buildings or improvements in the Biloxi Waterfront-Point Cadet Project area (other than property therein leased to Tenant) from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to construct double-deck or elevated parking facilities. Landlord further reserves the right to enter and use the Leased Premises and the Access Tract for the purpose of installing, repairing and removing wiring, piping, ducts and conduits for service of the Leased Premises or other buildings in the Biloxi Waterfront-Point Cadet Project, provided that Landlord shall not unreasonably interfere with the use of the Leased Premises by Tenant.

Section V.3. Tenant Shall Discharge All Liens.

Tenant shall promptly pay all its contractors and materialmen, so as to minimize the possibility of a lien attaching to the Leased Premises and the Access Tract; and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord.

ARTICLE VI.

CONDUCT OF BUSINESS BY TENANT

Section VI.1. Use of Leased Premises.

(a) Tenant shall not use, permit or suffer the use of the Leased Premises or any part thereof for any purpose other than the following: Parking facilities and resort hotel facilities, either casino related or otherwise, and those activities which are ancillary to a resort hotel, including, without limitation, dining, amusement, sports or entertainment facilities, transportation service or other related activities or enterprises and any additions or improvements thereto, provided that such use is also in compliance with applicable zoning laws, provided further that gaming is not authorized on the Leased Premises (except to the extent hereinafter provided), and Tenant agrees that the Leased Premises are leased exclusively for said business and commercial purposes. Although gaming is not authorized on or from the Leased Premises, Tenant may operate the commercial enterprises authorized by this Lease in physical conjunction with or connection to its gaming activities authorized under the Casino Lease, as amended; and Tenant may continue to operate its existing gaming enterprise as authorized under the Casino Lease.

(b) The parties acknowledge that Landlord, the Biloxi Port Commission and their subtenants utilize a portion of the property subject to the Casino Lease, as well as portions of New Tract A and the Access Tract for access to the Point Cadet Marina and other property in the Biloxi Waterfront Project-Point Cadet Site. The parties agree to amend the Boardwalk Agreement, which is recorded in Land Deed Book 207, at Page 42, to designate the relocation of said boardwalk easement as necessitated by the new construction contemplated by this Lease. Further, Landlord hereby retains a twenty-four (24) foot wide easement for purposes of ingress and egress across the roads to be built on the property, the location of which shall be hereafter mutually agreed to by the parties and shall be consistent with the design of the proposed new garage on New Tract A. Landlord acknowledges the right of Tenant to construct improvements consistent with the terms and conditions of this Lease on said easement; however, any improvements so constructed, excluding support structures, must be constructed a sufficient elevation above improved surface level to permit vehicular traffic and must be constructed in such a manner to permit the public, Landlord, and its assigns and subtenants to exercise the rights of ingress and egress retained herein. After the roads are constructed, a separate easement shall be executed by the parties which shall include a metes and bounds description of the easement retained by Landlord.

(c) All parking on the Leased Premises and the Access Tract shall be open to the general public, including Port Commission employees and users of the Point Cadet Marina.

Section VI.2. Operation of Business.

(a) Tenant shall occupy the Leased Premises promptly after the commencement of the original term of this Lease and thereafter continuously during the term of this Lease. Tenant shall conduct and operate in said Leased Premises the business permitted under Section 6.1 continuously during such occupancy.

(b) Tenant covenants that it will use, occupy and operate the entire Leased Premises continuously and without interruption during the entire term in a manner consistent with all of the terms, covenants and conditions of this Lease which will enhance the Biloxi Waterfront-Point Cadet Project as a whole and its reputation as a desirable place to visit, shop, dine and patronize and which will achieve the maximum volume of sales so that Landlord will receive the maximum amount of percentage rent for the Leased Premises. The foregoing notwithstanding: (i) Tenant shall have the right to temporarily cease operation of any of its businesses operated on or from the Leased Premises for ordinary business purposes; and (ii) Tenant shall be entitled to exercise its business judgement in determining whether to construct any Phase of the Facilities as defined herein.

(c) Tenant agrees that upon completion of Phase II and Phase III of the Facilities it will: (i) maintain displays of merchandise in and keep any display windows of the Leased Premises well lighted in accordance with the rules and regulations promulgated by Landlord; (ii) store in or on the Leased Premises only such merchandise as will be offered for sale at retail from the Leased Premises or the premises leased under the Hotel Lease and the Casino Lease; (iii) utilize only those portions of the Leased Premises as are reasonably required for office and storage purposes; (iv) be open for business during normal business hours each and every day of each year of this Lease, except as provided for herein; and (v) provide, at Tenant’s expense, such security devices or personnel as may be reasonably required to prevent theft, vandalism and other losses or nuisances on the Leased Premises and the Access Tract.

(d) Tenant shall procure, at Its sole expense, any permits and licenses required for the transaction of business with respect to the Leased Premises and shall otherwise comply with all applicable laws, ordinances and governmental regulations pertaining to the conduct of such business.

Section VI.3. Competition.

Tenant shall not violate any exclusive right given by Landlord to any other tenant of the Biloxi Waterfront-Point Cadet Project area; provided, that such exclusive right does not conflict with Tenant’s then existing operations, if authorized under this Lease, or Tenant’s exclusive rights.

Section VI.4. Storage, Office Space.

Although Tenant may warehouse, store and/or stock in the Leased Premises such goods as are reasonably necessary to operate its lodging business, and businesses ancillary thereto, Tenant shall use the Leased Premises for income-producing business enterprises as provided in Section 6.1 herein upon completion of Phase II of the Facilities and shall not use the Leased Premises primarily as a warehouse or storage facility.

Section VI.5. Merchandise.

Tenant shall offer only such goods, wares and merchandise as are, in Landlord’s opinion, of the quality and kind suitable for sale on the Leased Premises or consistent with the standards that Landlord seeks to maintain in the Biloxi Waterfront-Point Cadet Project. Tenant agrees promptly upon written request of Landlord to remove all such goods, wares or merchandise as are reasonably objectionable to Landlord.

ARTICLE VII.

COMMON AREAS AND FACILITIES; PARKING

Section VII.1. Use of Common Areas.

(a) Common areas shall include the parking lots within the areas of the Biloxi Waterfront-Point Cadet Project shown upon Exhibits attached to the Casino Lease and the Hotel Lease (except where they are included in and have thereby become a part of the Leased Premises) for the non-exclusive use (in common with such others as Landlord may prescribe, including, but not limited to, the occupants, employees and customers of other tenants of Landlord and any other business upon the areas of the Biloxi Waterfront-Point Cadet Project not owned by Landlord as well as general public users of the Biloxi Waterfront-Point Cadet Project) of Tenant, its agents, employees and customers for vehicle parking; provided, however, that such use shall be subject to the provisions of Sections 7.2 and 7.3 of this Lease; and provided further that Landlord may, as it shall from time to time see fit, but subject to the provisions of Section 7.3 of this Lease, reduce the parking area (which in this sentence shall be construed to include the pavements, curbs, gutters, parking lot lighting, and drainage systems, walls, fences, easements, landscaping, access driveways, footways and other passageways) by erecting on said parking area, store buildings or other structures or improvements of any kind, including, but not limited to, extensions to buildings now shown on said plat. Subject to the provisions of Section 7.3 of this Lease, Landlord may, in its discretion, construct double-deck or multi-level parking facilities.

(b) Landlord agrees that should the common areas, including the parking lots within the areas of the Biloxi Waterfront-Point Cadet Project, be made available by Landlord for the non-exclusive use of additional tenants of the Biloxi Waterfront-Point Cadet Project and their employees and customers after the commencement of this Lease, Landlord shall use its best efforts to require each such additional tenant to construct additional parking facilities at the Biloxi Waterfront-Point Cadet site in an amount sufficient to satisfy the requirements of the zoning ordinances applicable to the businesses operated by those additional tenants; however, if a court of competent jurisdiction should adjudicate that Landlord is without the authority to require any such additional tenant to provide said parking, then the failure of Landlord to require it shall not be deemed a breach of this Lease, nor shall Tenant be entitled to any compensation from Landlord for such failure.

Section VII.2. Control of Common Areas by Landlord.

(a) Subject to the provisions of Section 7.3 of this Lease, all parking areas, access roads, wharves and facilities which may be furnished by Landlord in or at the Biloxi Waterfront-Point Cadet Project (including employee parking areas, truck way or ways, driveways, loading docks and areas, ramps, landscaped and planting areas, retaining walls, stairways, bus stops, first aid stations, comfort stations, lighting facilities, signs, music program service, if any), and all other areas and improvements for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this section. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements and to police the same.

(b) Subject to the provisions of Section 7.3 of this Lease, Landlord shall have the right from time to time: to change the location and arrangement of the parking areas and other facilities referred to in this section; to change truck routes to such extent as Landlord may desire, provided that the Leased Premises, the Access Tract, and Tenant’s businesses under the Hotel and Casino Leases are adequately served by the new route; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to construct surface or elevated parking areas and facilities; to establish and from time to time change the level of parking surfaces; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to dedicate or convey property for public, utility or drainage use; and perform such other acts in and to said areas and improvements as, in the use of good judgment, Landlord shall determine to be advisable, with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers.

Section VII.3. Parking Facilities.

(a) Throughout the term hereof, Tenant shall provide primary vehicular parking facilities for the use of its customers, employees and concessionaires through parking facilities constructed and maintained by Tenant, at Tenant’s expense, on the Leased Premises, the Access Tract, and other premises leased by Tenant.

(b) In addition, and subject to the provisions of subparagraph (c) of this section, Landlord shall continue to make the surface parking spaces, including both those spaces designated as permanent and those spaces south of U.S. Highway 90 designated as temporary in the Casino Lease, which are now available to Tenant at the Point Cadet site south of U.S. Highway 90 (excluding: 17 parking spaces attributable to the Covacevich Property; Port Commission parking for the Point Cadet Marina; IHL parking for the Marine Education Center; and parking for the former Gulf Marine State Park area; and further excluding those portions now contained in the Leased Premises of this Lease) available to Tenant as surface parking for the term of the Casino Lease on a non-exclusive basis. Surface parking as referred to herein shall mean ground level parking with no buildings, decks or other superstructures located above the surface parking.

(c) The parties acknowledge that changes may be required from time to time to the entrance of the Point Cadet project site south of U.S. Highway 90 and that it is in the best interest of both parties that such changes be made in a manner that is cosmetically appealing and safe for vehicular and pedestrian traffic, yet also accommodates as many surface parking spaces as possible. The parties agree that, subject to the approval by Tenant of the change in design to be utilized, Landlord may at its own expense redesign the entrance and portion of the parking lot fronting U.S. Highway 90 and may incorporate the area indicated in the document attached as Exhibit P-3 to the Hotel Lease into such design. A reconfiguration of the parking facilities at the Point Cadet site pursuant to this subparagraph (c) shall not be construed as a violation of subparagraph (b) of this section. It is the intent of the parties that the parcel identified by reference as Exhibit P-3 to the Hotel Lease is one and the same as that parcel described on Exhibit P-3 of the Casino Lease.

(d) Should Tenant remove or displace any parking facilities located on the Leased Premises which were designated as permanent parking or temporary parking under the Casino Lease, the Hotel Lease, or this Lease, Landlord shall neither be required to replace any such lost parking spaces nor to compensate Tenant for the loss of use of those parking spaces, and Landlord shall not be considered in default of any provision of this Lease, the Hotel Lease, or the Casino Lease regarding parking based upon the loss of such parking.

(e) The parties acknowledge that in order to construct Phase I of the Facilities, some of the parking for the Point Cadet Marina will be displaced. During the construction of Phase I, Tenant agrees at Tenant’s expense to maintain in areas approved by Landlord and the Biloxi Port Commission adequate temporary parking for the use of patrons and visitors to the Point Cadet Marina. In addition, Tenant agrees to provide transportation for the Marina patrons from the temporary parking area to the Point Cadet Marina during the Construction Period.

(f) Following construction of Phase I of the Facilities, Tenant agrees to maintain at Tenant’s expense one hundred forty-seven (147) reserved parking spaces for the use of patrons and visitors to the Point Cadet Marina, subject to approval of the location of such reserved parking spaces by the Biloxi Port Commission. The Biloxi Port Commission shall have the authority to designate whether these parking spaces are reserved for Port Commission employees, specific lessees, contractors, or slip tenants of the Biloxi Port Commission, the general public, or any other person designated by the Biloxi Port Commission.

Section VII.4. Maintenance and Repair of Parking Facilities.

(a) Tenant will maintain in good repair and in a clean, neat and attractive condition and will supply and pay for public utilities consumed in the operation of: its parking facilities located on the Leased Premises; those parking spaces south of U.S. Highway 90 formerly designated as temporary in the Casino Lease but now designated as permanent in the Hotel Lease; and those parking spaces made available to all Biloxi Waterfront-Point Cadet Project area tenants on a non exclusive basis for Tenant’s patrons, customers or employees. For purposes hereof and for purposes of this Lease, the term “parking facilities” shall include the appurtenant landscape areas, lighting and sprinkler system.

(b) At such time in the future that the parking areas constructed, improved or maintained by Tenant shall be used jointly with another tenant or other tenants of the Biloxi Waterfront-Point Cadet project area, other than the Biloxi Port Commission, Tenant will be entitled to demand and receive from such other tenant(s) participation in the costs of repairs, maintenance, and utility costs relating to the non-exclusive parking area(s) by way of contributions, on a fair and equitable pro-rata basis according to the respective volume of use thereof attributable to the various tenants.

Section VII.5. Total Condemnation of the Parking Area.

(a) If the whole of the common parking areas in the Biloxi Waterfront-Point Cadet Project area South of U.S. Highway 90 not leased to Tenant shall be acquired or condemned by any qualified condemning authority other than Landlord or its successors or assigns, through eminent domain proceedings for any public or quasi-public use or purpose, then Tenant shall have the option to terminate this Lease by notifying Landlord in writing of such election within ninety (90) days from the date of title vesting in such proceeding, and all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Nevertheless, if Landlord shall give written notice to Tenant within fourteen (14) days of such acquisition that it will provide common public parking facilities reasonably equivalent in size and capacity and within the Biloxi Waterfront-Point Cadet Project area, and within ninety (90) days from the date of such acquisition take steps to provide common public parking facilities reasonably equivalent in size and capacity and within the Biloxi Waterfront-Point Cadet Project site, then this Lease shall continue in full force and effect and be unaffected by such acquisition.

(b) The removal or relocation of parking spaces as contemplated by Section 7.3 of this Lease shall not be subject to the provisions of this subsection. The parties acknowledge that the parking spaces may be removed or relocated during the term(s) of this Lease upon the conditions provided in Section 7.3 and agree that such relocation or removal shall not cause this Lease to cease and terminate as contemplated above.

ARTICLE VIII.

TENANT’S LIABILITY FOR MAINTENANCE AND SUPERVISION

Section VIII.1. Tenant’s Responsibilities.

(a) Tenant shall at all times keep the Leased Premises (including maintenance of exterior entrances, all glass and show window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, escalators, elevators and any air-conditioning system) and the surface and landscaping of the Access Tract, in good order, condition and repair (including reasonably periodic painting). If Landlord shall be required to make any repairs or restoration by reason of Tenant’s negligent acts or omission to act, Landlord may add the cost of such repairs to the rent which shall thereafter become due.

(b) In pursuance of its obligation of maintenance, Tenant agrees: to keep the inside and outside of all glass in the doors and windows of the Leased Premises clean; to keep all exterior surfaces of the Leased Premises clean; to replace promptly at its own expense with glass of like kind and quality any plate glass or window glass of the Leased Premises which may become cracked or broken; not to place or maintain any merchandise or other articles in the vestibule or entry of the Leased Premises or on the footwalk adjacent thereto or elsewhere on the exterior thereof; to maintain the Leased Premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; not to permit undue accumulations of garbage, trash, rubbish and other refuse, to remove the same at its own expense and to keep such refuse in proper containers (or trash room maintained by Tenant) on the interior of the Leased Premises until called for to be removed; not to use or permit the use of any apparatus for sound reproduction or transmission or of any musical instrument in such a manner as to create a nuisance; to keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Leased Premises; not to cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; to comply with the regulations of any federal, state, municipal or other public authority having jurisdiction in the Leased Premises and surrounding waters, and all recommendations of any public or private agency having authority over insurance rates with respect to the use or occupancy of the Leased Premises by Tenant; not to park, and to require its employees to refrain from parking, any vehicle on Landlord’s land except in such places as may be designated by Landlord for the use of Tenant and its employees; not to overload the electric wiring serving the Leased Premises or within the Leased Premises and to install at its own expense, but only after obtaining Landlord’s written approval, any electric wiring which may be required in connection with Tenant’s apparatus; to repair promptly at its own expense any damage to the Leased Premises regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees or contractors; in case of default of any such repairs by Tenant, Landlord may make the same and Tenant agrees to pay the cost thereof to Landlord promptly upon Landlord’s demand therefor; and to conduct its business in the Leased Premises in all respects in a dignified manner and in accordance with high standards of operations; and to comply with Section 7.4 hereof.

Section VIII.2. Landlord’s Right to Intervene.

If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof; and upon completion thereof, Tenant shall pay Landlord’s cost for making such repairs, upon presentation of a bill therefor, as additional rent. This provision shall be construed as a right of Landlord and not an obligation. Landlord shall have the option to exercise this right in its sole discretion or may elect any other remedy available to it, but in no event shall this be construed as an obligation of Landlord to any third party or subtenant of Tenant.

Section VIII.3. Surrender of Leased Premises, Trade Fixtures, Improvements.

(a) Tenant may remove all its detachable and movable trade fixtures brought in by Tenant before surrendering the Leased Premises and the Access Tract as aforesaid and shall repair any damage to the Leased Premises and the Access Tract caused thereby. Any such trade fixtures not removed by Tenant prior to surrender of possession, at the option of Landlord, either shall become the property of Landlord or may be removed by Landlord at the expense of Tenant. Tenant agrees to pay for the removal of any such abandoned trade fixtures, and this obligation of Tenant to remove or pay for such removal shall survive the expiration or termination of the possessory rights of Tenant created by this Lease and the expiration or other termination of this Lease.

(b) All alterations, additions, improvements and fixtures (other than detachable and movable trade fixtures which may be made or installed by Tenant upon the Leased Premises and the Access Tract) shall remain upon and be surrendered with the Leased Premises and the Access Tract and become the property of Landlord at the termination or cancellation of this Lease, unless Landlord requests their removal by Tenant prior to the termination of this Lease, in which event Tenant shall remove the same at Tenant’s expense. All such alterations, additions, improvements and fixtures not requested by Landlord to be removed prior to surrender of possession shall become the property of Landlord without credit or compensation to Tenant; all such alterations, additions, improvements and fixtures which Landlord has requested Tenant to remove but which have not been removed prior to surrender of possession may be removed by Landlord at the expense of Tenant. Landlord agrees to give Tenant written notice under Sections 8.3(a) and 8.3(b) within thirty (30) days after the termination of this Lease of its intent to remove any such alterations, additions, improvements and fixtures at the expense of Tenant and to remove such items in a reasonable amount of time thereafter commensurate with the difficulty and expense of such removal. Tenant agrees to pay for the removal of any such alterations, additions, improvements and fixtures, and this obligation of Tenant to remove or pay for such removal shall survive the expiration or termination of the possessory rights of Tenant created by this Lease and the expiration or other termination of this Lease.

ARTICLE IX.

LANDLORD’S OBLIGATION

Section IX.1. Landlord’s Disclaimer.

Landlord shall be under no liability to replace, repair, maintain, alter or take any other action with reference to the Leased Premises or Access Tract or any part thereof, or any plumbing, heating, cooling, gas, electrical or other mechanical installation therein.

Section IX.2. Use of Leased Premises and Access Tract.

Landlord represents and warrants that the Leased Premises and the Access Tract are currently zoned for the intended uses specified in Section 6.1 hereof and otherwise contemplated by or authorized under this Lease, either as a permitted use or as a conditional use, and that it is aware of no moratorium or ordinance in effect which would prohibit the use of the Leased Premises or the Access Tract in the manner contemplated by this Lease.

Section IX.3. Tenant Right to Cure.

Landlord (City) covenants that it will use its best efforts to comply with all terms and conditions contained in the Tidelands Leases and to remain a tenant in good standing thereunder. Landlord (City) further agrees that if it receives notice that it is in default thereunder, it will within twenty (20) days of receipt of such notice give Tenant written notice of such default. If Landlord (City) is unable to cure any such default in a timely manner, Tenant shall have the right to cure such default and offset any costs of curing against any future payments of rent and additional rent due under this Lease.

Section IX.4. Consent under Hotel Lease.

This Lease constitutes the written consent required by Section 6.03 of the Hotel Lease. Landlord hereby acknowledges that the operation of any business authorized by this Lease or operated by Tenant pursuant to this Lease shall not be a violation of Section 6.03 of the Hotel Lease.

Section IX.5. Consent under Casino Lease.

Landlord acknowledges that the construction of Phase I of the Facilities shall satisfy the requirement of Section 1.01(c) of the Second Addendum to the Casino Lease requiring Tenant to construct permanent improvements on the east eight-five (85) feet of the property leased under the Casino Lease.

ARTICLE X.

DISPLAYS, SIGNS, AWNINGS, PAINTING,

ALTERATIONS, TRADE FIXTURES

Section X.1. Displays.

Tenant shall install and maintain at all times after completion of Phase II of the Facilities displays of merchandise in the show windows of the Leased Premises, and Tenant agrees promptly upon order of Landlord to remove all or any part of such displays as are objectionable to Landlord or to take such other action with reference thereto as Landlord may reasonably direct. Tenant agrees to maintain all such displays in good condition and repair at all times.

Section X.2. Signs.

All signs and advertising matters of any other kind shall be erected and maintained in conformity with the ordinances of the City of Biloxi and shall be compatible with the existing structures and uses at the Point Cadet project area. Tenant agrees to maintain all such signs, decorations, lettering and advertising matter in good condition and repair at all times.

Section X.3. Awnings.

Should Tenant erect an awning or other device protecting against the sun or the elements, Tenant agrees that it will at its own expense keep such awning or device in good condition and repair and that it will replace or recover the same whenever it shall become shabby or unattractive in appearance.

Section X.4. Painting.

Tenant shall not paint or decorate any part of the exterior of the Leased Premises without first obtaining Landlord’s written approval of such painting or decoration, and Tenant agrees to remove promptly upon order of Landlord any paint or any such decoration which has been applied to or installed upon the exterior of the Leased Premises without Landlord’s prior written approval or to take such other action with reference thereto as Landlord may direct.

Section X.5. Alterations.

Except for constructing the Facilities in substantial conformity to the plans as approved by Landlord, Tenant shall not alter the facade of the improvements constructed on the Leased Premises and shall not make any structural alterations thereto without first obtaining Landlord’s written approval of such alteration, but such approval shall not be unreasonably withheld, conditioned, or delayed. The foregoing shall not be considered a waiver of Tenant’s obligation to comply with applicable permitting requirements.

Section X.6. Trade Fixtures.

All trade fixtures and apparatus installed by Tenant in the Leased Premises other than alterations referred to in Section 10.5 above, shall remain the property of Tenant and be removable at any time, provided Tenant be not in default at the time of any covenant of this Lease. Tenant shall promptly and at its own expense repair any damage to the Leased Premises in removing any such trade fixtures and apparatus.

ARTICLE XI.

INSURANCE AND INDEMNITY

Section XI.1. Liability Insurance.

Subject to the limitations provided in Section 3.8, Tenant shall, during the entire term and any extension hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and the Access Tract and the business operated by Tenant and any subtenants of Tenant on the Leased Premises and the Access Tract in which the limits of public liability shall not be less than One Million Dollars ($1,000,000.00) per person and Three Million Dollars ($3,000,000.00) per incident and in which the property damage liability shall be not less than One Hundred Thousand Dollars ($100,000.00). The policy shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days’ prior written notice. The insurance shall be in an insurance company approved by Landlord, and a copy of the policy or a certificate of insurance shall be delivered to Landlord.

Section XI.2. Increase in Fire Insurance Premium.

Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises or the Access Tract any article which may be prohibited by the standard form of fire insurance policy.

In the event Tenant’s use or occupancy of the Leased Premises or the Access Tract causes any increase of premium for the fire, boiler and/or casualty rates on the Leased Premises or the Access Tract or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. Tenant also shall pay in such event any additional premium on the rent insurance policy that may be carried by Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant within sixty (60) days of their receipt by Landlord and shall be due from and payable by Tenant within fourteen (14) days of their receipt by Tenant, and the amount thereof shall be deemed to be and be paid as additional rent.

Section XI.3. Indemnification of Landlord.

Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises and the Access Tract, or the occupancy or use by Tenant of the Leased Premises and the Access Tract or any part thereof, occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without having committed any willful act or act of gross negligence on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

Section XI.4. Tenant’s Compliance.

If any activity of Tenant shall cause any insurance policy maintained by Landlord on any property or activity at the Biloxi Waterfront-Point Cadet project area, including, but not limited to, a fire insurance policy, to be threatened with cancellation, then Tenant shall, during the term and any extension granted herein, comply with the rules, regulations and requirements of the Fire Rating Authority applicable to any such policy of Landlord and Landlord’s underwriters in order to prevent such cancellation.

ARTICLE XII.

UTILITIES

Section XII.1. Connection and Use of Utilities.

Tenant shall, at its sole expense, arrange for the entry and connection of all necessary utility services to the Leased Premises. Tenant shall pay all charges for water, sewage service, fuels, electricity, steam, gas, telephone service and other utilities used in or at the Leased Premises for any purpose and for all charges for water used on the surface of the Access Tract and for electricity for lighting thereon.

ARTICLE XIII.

OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section XIII.1. Offset Statement.

Within ten(10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises, the Access Tract, and/or the land thereunder by Landlord, an offset statement shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

Section XIII.2. Attornment.

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Leased Premises or the Access Tract, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided Tenant either receives a non-disturbance agreement from the purchaser reasonably satisfactory to Tenant or such a provision is included in any applicable deed of trust and is in effect upon such attornment.

Section XIII.3. Subordination.

Landlord reserves the right to subject and/or subordinate its interest in this Lease at all times to the lien of any mortgage or deed of trust now or hereafter placed upon Landlord’s interest in the Leased Premises or the Access Tract, or upon the land or premises of which the Leased Premises and Access Tract are a part, or upon any building now or hereafter placed by Landlord upon the land of which the Leased Premises forms a part, and to all advances made or hereafter to be made upon the security thereof, all without the necessity of Tenant joining in any such subordination; however, upon request of Landlord, Tenant shall execute and deliver such further instrument evidencing Tenant’s consent to the subordination by Landlord of its interest in this Lease as Landlord may reasonably request, provided Landlord’s proposed lender executes a non-disturbance agreement reasonably satisfactory to Tenant. It is further understood and agreed, however, that neither such subordination of Landlord’s interest, nor any foreclosure of any such mortgage or deed of trust, shall affect Tenant’s right to continue in possession of the Leased Premises or use of the Access Tract under the terms of this Lease so long as Tenant shall not default in the performance of Tenant’s obligations hereunder.

ARTICLE XIV.

ASSIGNMENT AND SUBLETTING

Section XIV.1. Consent Required.

(a) Landlord hereby consents to the mortgage by Tenant of Tenant’s interest in this Lease as additional collateral for the financing obtained by Tenant in the amount of $500,000,000.00. Such consent is on the same terms and conditions as those contained in the consents signed by City and State in April 2002 and all of the terms and conditions of said consents are incorporated herein. Neither said mortgage nor this consent shall extend to or affect the interest of Landlord as lessor, or its reversionary interest under this Lease, or the estate of Landlord in any to any land or building and improvements now or hereafter erected on the Leased Premises or the Access Tract. Any further or additional mortgage, pledge, or encumbrance of Tenant’s interest in this Lease shall require the written consent of Landlord as provided herein, which shall not be unreasonably withheld, conditioned, or delayed.

(b) Except as provided in Section 14.1(a) above, Tenant may not assign this Lease in whole or in part, or sublet all or any part of the Leased Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law or otherwise. If this Lease is assigned or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant pursuant to said written consent of Landlord, Landlord may collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. After any approved assignment or sublease, Tenant and any guarantor of Tenant shall remain fully liable on this Lease and shall not be released from liability for performing any of the terms, covenants and conditions of this Lease and such release unless specifically released in writing therefrom by Landlord, and sublessee or assignee specifically agrees to comply with the provisions of Section 24.10 of this Lease. Should Landlord consent to an assignment or subletting of this Lease, Landlord shall not unreasonably withhold, condition, or delay its consent to the release of liability of Tenant and any guarantor of Tenant from their obligations under this Lease, provided the determination of reasonableness of a denial or release of liability may include the same factors used to determine the reasonableness of the consent to assignment or subletting but shall be an independent determination.

Section XIV.2. Benefits and Burdens on Assignment.

This Lease and agreement and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to in writing by Landlord. Nothing contained in this Lease shall in any manner restrict Landlord’s right to assign or encumber this Lease in its sole discretion.

ARTICLE XV.

WASTE, GOVERNMENTAL REGULATIONS

AND TENANT’S COVENANTS

Section XV.1. Waste or Nuisance.

Tenant shall not commit or suffer to be committed either any waste upon the Leased Premises or the Access Tract, or any nuisance or other act or thing which may either disturb the quiet enjoyment of any other tenant in the Biloxi Waterfront-Point Cadet Project or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Biloxi Waterfront-Point Cadet Project.

Section XV.2. Governmental Regulations.

Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said Leased Premises and the Access Tract, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

Section XV.3. Tenant’s Covenants.

Tenant agrees that in all hiring or employment made possible by or as a result of this Lease contract, (a) there will not be any discrimination against any employee or applicant for employment because of race, color, religion, sex or national origin; and (b) affirmative action will be taken to ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religion, sex or national origin. This non-discrimination requirement shall apply to employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection of training, including apprenticeships, and also to any and all other areas of employment in which discrimination could be prevalent. There shall be posted in conspicuous places on the facilities constructed on the Leased Premises notices available to employees and applicants for employment which set forth the provisions of this clause. All solicitations or advertisements for employees shall state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

Section XV.4. Non-Discrimination.

Tenant agrees that no person in the United States shall, on the ground of race, color, religion, sex or national origin, be excluded from participation in, be denied the benefits of or be subject to discrimination under any program or activity made possible by or resulting from this Lease contract. Tenant shall comply with all requirements imposed by or pursuant to Title VI of the Civil Rights Act of 1964.

Section XV.5. Flood Insurance.

Tenant shall, if the Leased Premises are located in an area identified by the HUD Secretary as a special flood hazard area and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, 42 U.S.C. 4001, et. seq., carry flood insurance insuring the Leased Premises. Said insurance shall name Landlord as an additional insured.

Section XV.6. HUD Paint Regulations.

Tenant agrees that in all construction or rehabilitation of structures situated on the Leased Premises, it will fully comply with any and all HUD lead-based paint regulations, 24 C.F.R. Part 35, insofar as said regulations apply to construction of the type done by Tenant.

ARTICLE XVI.

DESTRUCTION OF LEASED PREMISES

Section XVI.1. Destruction of Leased Premises.

(a) In the event that the improvements to the Leased Premises necessary for the operation of Tenant’s business shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance, Tenant shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair those improvements on the Leased Premises, as hereinafter provided.

(b) Tenant’s obligation to rebuild and repair under this article shall in any event be limited to restoring the improvements to the Leased Premises to substantially the condition in which the same existed prior to the casualty, and Tenant agrees that, promptly after completion of such work, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its sign, fixtures, equipment and other ancillary improvements necessary to conduct the business or businesses contemplated by this Lease.

(c) Tenant agrees that during any period of reconstruction or repair of the Leased Premises, it will continue the operation of its business within the Leased Premises to the extent practicable.

(d) Tenant shall be excused from the requirement to rebuild the improvements to the Leased Premises as provided in this section if such destruction takes place within the last three (3) years of the primary term of this Lease, or within the last two (2) years of any option period; provided, that Tenant’s choice not to reconstruct said improvements shall not excuse Tenant from its obligations to pay rent under this Lease; and, provided further, that should Tenant elect not to rebuild the improvements under the circumstances provided herein, Tenant shall remove all improvements, or the remains thereof, within four (4) months of the casualty.

ARTICLE XVII.

EMINENT DOMAIN

Section XVII.1. Total Condemnation.

(a) If the whole of the Leased Premises shall be acquired or condemned by any qualified condemning authority other than Landlord or its successors or assigns through eminent domain proceedings for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, and all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have the right to assert a claim in any such condemnation proceeding for all compensation it is entitled to under the laws of the State of Mississippi and the Constitution and laws of the United States of America.

(b) If the whole of the Leased Premises and the Access Tract shall be acquired or condemned by Landlord for any public purpose or quasi-public purpose, then all rentals shall be paid up to the date of vesting of title, and the term of this Lease shall terminate upon the acquisition of the interest of Tenant by Landlord for “just compensation” in the manner provided by law.

(c) The term “acquired or condemned through eminent domain proceedings for any public or quasi-public use” as used throughout this article shall include a sale or transfer to such body under threat of eminent domain or condemnation.

Section XVII.2. Partial Condemnation.

(a) If any part of the Leased Premises or the Access Tract shall be acquired or condemned by any qualified condemning authority other than Landlord or its successors or assigns, through eminent domain proceedings for any public or quasi-public use or purpose, and in the event such partial taking or condemnation shall render the Leased Premises and the Access Tract unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, and all rental shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have the right to assert a claim in any such condemnation proceeding for all compensation it is entitled to under the laws of the State of Mississippi and the Constitution and laws of the United States of America.

(b) If any part of the Leased Premises or the Access Tract shall be acquired or condemned by Landlord for any public purpose or quasi-public purpose and such partial taking or condemnation renders the Leased Premises unsuitable for the business of Tenant, then all rentals shall be paid up to the date of vesting of title, and the term of this Lease shall terminate upon the acquisition of the interest of Tenant by Landlord for “just compensation” in the manner provided by law.

(c) In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises or the Access Tract unsuitable for the business of Tenant, then Landlord shall give written notice to Tenant within fourteen (14) days of such acquisition that it will restore the Leased Premises or the Access Tract to a condition comparable to that existing at the time of such acquisition or condemnation less the portion lost in the taking and shall within ninety (90) days from the date of title vesting restore the Leased Premises or the Access Tract to a condition comparable to that existing at the time of such acquisition or condemnation less the portion lost in the taking. In that event, this Lease shall continue in full force and effect and the minimum annual rent, but not the percentage rent or any other charge payable by Tenant hereunder as rent or additional rent, shall be reduced proportionately as to the portion of the overall site (Casino Lease, Hotel Lease and this Lease) lost in the taking.

Section XVII.3. Condemnation Award.

Subject to the paramount and prior rights to the condemnation award, if any, of the holder of any mortgage, such condemnation award (whether in respect to total or partial taking of the Leased Premises or the Access Tract, as improved) shall be divided between Landlord and Tenant in proportion to the fair market value of their respective interests in the Leased Premises or the Access Tract, as improved, as provided by law; accordingly, the portion of the award attributable to Tenant’s leasehold interest as lessee shall be received by Tenant, and the portion of the award attributable to Landlord’s interest as lessor, if applicable, shall be received by Landlord.

ARTICLE XVIII.

TENANT’S PROPERTY

Section XVIII.1. Taxes on Leasehold.

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, including special assessments, assessed during the term of this Lease against any leasehold interest or against personal property of any kind placed in, upon or about the Leased Premises or the Access Tract by Tenant.

Section XVIII.2. Loss and Damage.

(a) Landlord shall not be liable for any damage to property of Tenant or subtenant or the property of others entrusted to Tenant or to employees of Tenant nor for the loss of or damage to any property of Tenant by theft or otherwise.

(b) Landlord shall not be liable for any injury or damage to persons or property resulting from: fire, explosion, steam, gas, electricity, water, wind, rain, or snow; or leaks from any part of the Leased Premises or from the pipes or plumbing works, or from the street or subsurface or from any other place, or by dampness or by any other cause of whatsoever nature.

(c) Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises or the Access Tract, occupants of adjacent property, of the Biloxi Waterfront-Point Cadet Project, or the public, or caused by operations in construction of any private, public or quasi-public work.

(d) Landlord shall not be liable for any latent defect in the Leased Premises. All property of Tenant kept or stored on the Leased Premises or the Access Tract shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord.

(e) In case Landlord shall, without having committed any willful act or gross negligence on its part, be made a party to any litigation regarding losses or damages described in this section, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation, and Tenant shall also pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by Landlord pursuant to the enforcement of any of the covenants and agreements in this Lease.

ARTICLE XIX.

ADVERTISING

Section XIX.1. Solicitation of Business.

Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.

Section XIX.2. Advertising.

Tenant shall use its best efforts to refer to Landlord’s development as “Biloxi Point Cadet” in all printed advertising material, shopping bags, signs and all other printed references to the location of the Leased Premises and shall include the address and identity of its business activity in the Leased Premises in all advertisements made by Tenant in which the address and identity of any other local business activity of like character conducted by Tenant shall be mentioned.

Section XIX.3. Use.

(a) The Leased Premises may be used only for the purpose or purposes specified in Section 6.1 above and for no other purpose or purposes without the prior written consent of Landlord. The Access Tract may be used for the purposes specified in the grant of easement thereon under Section 1.2 hereof and for no other purposes without the prior written consent of Landlord.

(b) Tenant shall not at any time leave the Leased Premises vacant but shall in good faith continuously throughout the term of this Lease conduct and carry on in the entire Leased Premises the type of business for which the Leased Premises are leased.

(c) Tenant shall operate its business in an efficient and reputable manner so as to produce (subject to Tenant’s rights to exercise its business judgment under the circumstances provided herein) the maximum amount of revenues and sales from the Leased Premises and shall, except during reasonable periods for repairing, cleaning and decorating, keep the Leased Premises and the Access Tract open to the public for business with adequate personnel in attendance on all days and during all hours (including evenings) established by Landlord as business hours for the Biloxi Waterfront-Point Cadet Project and during any other hours when the Leased Premises are open to the public for business.

(d) Tenant shall not conduct within the Leased Premises or the Access Tract any fire, auction or bankruptcy sales or operate within the Leased Premises as a “wholesale” or “factory outlet” store, a cooperative store, a “second-hand” store, a “surplus” store or a store commonly referred to as a “discount house.” Tenant shall not advertise that it sells products or services at “discount,” “cut-price” or “cut-rate” prices.

(e) Tenant shall not: permit any objectionable or unpleasant odors to emanate from the Leased Premises or the surface of the Access Tract; nor place or permit any radio, television, loud-speaker or amplifier on the roof or outside the Leased Premises or the Access Tract or where the same can be seen or heard from outside the building; nor place an antenna, awning or other projection on the exterior of the Leased Premises or the Access Tract; nor solicit business or distribute leaflets or other advertising material in the common areas of the Biloxi Waterfront-Point Cadet Project; nor take any other action which would constitute a nuisance or would disturb or endanger other tenants of the Biloxi Waterfront-Point Cadet Project or unreasonably interfere with their use of their respective premises; nor do anything which would tend to injure the reputation of the Biloxi Waterfront-Point Cadet Project.

ARTICLE XX.

DEFAULT OF TENANT

Section XX.1. Default.

(a) In the event of: any failure of Tenant to pay any base, minimum, guaranteed, or percentage rental due hereunder within ten (10) days after the same shall become due; or any failure of Tenant to pay any ad valorem tax due to be paid by Tenant or its subtenant pursuant to this Lease within thirty (30) days after it becomes due; or any failure of Tenant to pay any additional rental due hereunder within ten (10) days after receipt by Tenant of written notice that same shall become due; or any failure of Tenant to pay any other amount or sum due hereunder, regardless of whether it is designated as additional rent, within ten (10) days after receipt by Tenant of written notice that same shall become due; then Tenant shall be deemed to be in default hereunder and to have committed a breach hereof.

(b) In the event Tenant fails to perform any other of the terms, conditions or covenants of this Lease (other than the payment of money or rent as specified in subparagraph (a) above) and such failure is not remedied within thirty (30) days after written notice of such default shall have been given to Tenant, then Tenant shall be deemed to be in default hereunder and to have committed a breach hereof. The thirty (30) day period shall be suspended if Tenant has begun to cure or remedy such failure and cannot with due diligence cure said default within the thirty (30) day period; provided, however, Tenant must continue to exercise due diligence in completing the cure or remedy of any such non-monetary default or failure, and the thirty (30) day period shall be suspended only so long as Tenant continues to diligently complete said cure or remedy.

(c) The foregoing notwithstanding, if: Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or Tenant or any guarantor of this Lease makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or Tenant shall abandon said Leased Premises, or suffer this Lease to be taken under any writ of execution; then Tenant shall be deemed to be in default hereunder and to have committed a breach hereof.

(d) Landlord may cancel and terminate this Lease if at any time during the term or any extension thereof a petition in bankruptcy or insolvency, for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property is filed by or against Tenant or any guarantor of this Lease in any court under any federal or state statute, and within ninety (90) days thereafter Tenant or any guarantor of this Lease fails to secure a discharge thereof or provide Landlord adequate assurance, satisfactory to Landlord, that all of Tenant’s obligations under this Lease will be met, or if Tenant or any guarantor of this Lease makes an assignment for the benefit of creditors or petitions for or enters into an arrangement for discharge of debt. Landlord shall exercise its right to cancel and terminate within a reasonable time after it receives notice that any of the above events have occurred. If Landlord exercises such right, neither Tenant nor any person claiming through or under Tenant by virtue of any statute, court order or agreement shall be entitled to possession or to remain in possession of the Leased Premises and the easement over the Access Tract but shall forthwith quit and surrender the premises; and Landlord, in addition to the other rights and remedies it has by virtue of any other provision contained in this Lease or any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on Tenant’s behalf.

(e) In the event Landlord fails to perform any of the terms, conditions or covenants of this Lease to be observed or performed by Landlord for more than thirty (30) days after written notice of such default shall have been given to Landlord, Tenant shall be entitled to pursue any and all remedies at law or in equity to which it may be entitled to enforce such obligation of Landlord. The thirty (30) day period shall be suspended if Landlord has begun to cure or remedy such failure and cannot with due diligence cure said default within the thirty (30) day period; provided, however, Landlord must continue to exercise due diligence in completing the cure or remedy of any such non-monetary default or failure, and the thirty (30) day period shall be suspended only so long as Landlord continues to diligently complete said cure or remedy.

Section XX.2. Remedies.

(a) In the event of any default hereof by Tenant, Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and the Access Tract, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

(b) Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(c) Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and the easement over the Access Tract, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises and the Access Tract for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

(d) In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum and percentage rents paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. Without limitation of Landlord’s other rights and remedies, and regardless of whether or not Landlord shall have re-entered, relet or terminated this Lease, in the event of any default or breach by Tenant, at the election of Landlord: (i) the entire rent for the whole term of this Lease and any other indebtedness of Tenant to Landlord hereunder shall be immediately due and payable, or (ii) Landlord may proceed for past-due installments and indebtedness only, reserving Landlord’s right to proceed later for the remaining installments and subsequently maturing indebtedness. All rights and remedies of Landlord, as set forth in this Lease, shall be in addition to such other rights and remedies as Landlord may have under any applicable law.

(e) To the fullest extent allowable by law, Landlord shall have a lien on the goods, furniture and effects belonging to Tenant for all rents and sums payable hereunder and all other charges due Landlord hereunder, which lien shall be superior to all other liens of any kind or character whatsoever. No goods, furniture and effects shall be removed from the Leased Premises without the written consent of Landlord, except in the ordinary course of business, until all rents and other applicable charges have been paid.

Section XX.3. Legal Expenses.

In the event of any default hereof by Landlord or Tenant, the parties agree to pay, in addition to any amounts which may be due under this Lease, the prevailing party’s reasonable attorneys’ fees, whether incurred prior to filing of suit or afterwards, necessary to enforce the other party’s obligations under this Lease.

Section XX.4. Interest.

Without waiving, or in any manner affecting, any of the other rights or remedies which Landlord has under this Lease or by reason of applicable law, Landlord may charge, after the expiration of any specified period for performance, interest on all past-due payments of rent and any other payments and sums due by Tenant and collectible hereunder, at the lesser of one and one-half percent (1 1/2%) per month, or any part thereof, or the maximum lawful rate of interest which may be charged; provided that no such interest may be charged if it is not lawful to do so.

ARTICLE XXI.

HOLDING OVER

Section XXI.1. Holding Over.

Any holding over after the expiration of the term hereof, without the written consent of Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable. However, no holding over shall result in the waiver, loss or diminution of any of Landlord’s rights, either under the terms of this Lease or under applicable law.

ARTICLE XXII.

ACCESS RESERVATIONS AND RELEASES OF LANDLORD

Section XXII.1. Access.

Landlord shall have the right to enter upon the Leased Premises at any reasonable time upon reasonable notice to Tenant for the purpose of determining compliance with the terms, conditions and obligations of Tenant under this Lease, or of making repairs, alterations or additions to adjacent premises.

Section XXII.2. Non-Exclusive Remedies.

The mention in this Lease of any specific right or remedy shall not preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise, entitled either at law or in equity.

ARTICLE XXIII.

QUIET ENJOYMENT

Section XXIII.1. Landlord’s Covenant.

Upon payment by Tenant of the rents provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises and the non-exclusive easement over the Access Tract for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XXIV.

MISCELLANEOUS

Section XXIV.1. Waiver.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such a waiver be in writing by Landlord.

Section XXIV.2. Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section XXIV.3. Entire Agreement.

This Lease, and the exhibits attached hereto and forming a part hereof, as well as the Point Cadet Settlement Agreement, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and the Access Tract; and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein and therein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section XXIV.4. No Partnership.

Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of adjoining enterprises with Tenant. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

Section XXIV.5. Notices.

All notices required or options granted under this Lease shall be given or exercised in writing and shall be deemed to be properly served if delivered in writing personally, or sent by certified mail with return receipt requested, to Tenant at its office as set out in the preamble of this Lease, or at such other address as may be specified by Tenant in written notice to Landlord, and to Landlord at both the office of the Municipal Clerk of the City of Biloxi, 140 Lameuse Street, Biloxi, Mississippi 39530, and the Assistant Secretary of State for Public Lands at P.O. Box 136, Jackson, MS, 39205-0136, or such other addresses as may be provided by Landlord in written notice to Tenant.

Section XXIV.6. Captions and Section Numbers.

The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section XXIV.7. Showing and Posting.

During the period of one (1) year prior to the expiration of this Lease or any renewal thereof, Landlord may show the Leased Premises and the Access Tract and all parts thereof to prospective tenants during normal business hours and any legal holiday on which Tenant shall conduct business; and during such period, Landlord shall have the right to display on the exterior of the Leased Premises (but not in any window or doorway thereof) the customary sign “For Rent.”

Section XXIV.8. Recording.

Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of the memorandum or so-called “short form” of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the easement over the Access Tract, and the term of this Lease and shall incorporate this Lease by reference. Tenant shall record this Lease or said short form at the request of Landlord and shall pay the cost of recording same.

Section XXIV.9. Law to Apply.

The laws of the State of Mississippi shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

Section XXIV.10. Additional Assurance of Rental Payment.

As additional assurance to Landlord of the payment of rents when due, Tenant covenants and agrees that, at all times during the term(s) of this Lease, it will maintain a net worth of at least One Million Dollars ($1,000,000.00), verified by way of a compliance letter furnished as part of an annual audit of Tenant performed by certified public accountants, or Tenant will furnish Landlord the written guaranty of rent payment by Tenant’s parent corporation, which shall in that event be required to maintain a net worth of at least One Million Dollars ($1,000,000.00) verified in a similar manner.

Section 24.11. Authority of Signatories and Parties.

All of the signatories hereto and the parties they represent (including but not limited to City, State, RCM, and Isle of Capri Casinos) each represent and warrant that to the best of their knowledge, information, and belief they are fully and completely authorized to execute, deliver and perform this Lease as well as any amendments, modifications, supplements, restatements, consents, and waivers hereto or hereof.

Section 24.12 Covenant of Guarantor.

Isle of Capri Casinos, Inc., executes this agreement as a guarantor of the performance of RCM, and hereby covenants that in the event of a default of any duty or obligation of RCM under this agreement, or of any covenant made by RCM in this agreement, it will perform or cause to be performed said duty or obligation in the time and the manner required herein, including but not limited to the payment of any monetary obligation; and further hereby agrees that any remedy or lawful means of enforcement for such default which may be available to the Landlord, or its successors or assigns, for any such default may be enforced against the guarantor in the same manner as against the Tenant.

Section 24.13 Agreement to Cooperate.

The parties agree to use their best good faith efforts to cooperate with each other to carry out the intents and purposes of this Lease. Tenant agrees to file a proper application for a building permit for the parking garage. If the City fails to issue the building permit, then this agreement is canceled.

[Remainder of page intentionally left blank.]

LANDLORD:	CITY OF BILOXI, MISSISSIPPI

	By:	/s/ Mayor A. J. Holloway
Mayor A. J. Holloway
Executed this the 15th day of August, 2002

	Attest:	/s/ Brenda Johnston
Brenda Johnston, Municipal Clerk
Executed this the 15th day of August, 2002

STATE OF MISSISSIPPI, BY AND THROUGH ERIC CLARK, SECRETARY OF STATE AND ERIC CLARK, SECRETARY OF STATE, AS TRUSTEE OF THE PUBLIC TRUST TIDELANDS

	By:	/s/ Eric Clark
Eric Clark
Executed this the 14th day of August, 2002

TENANT:	RIVERBOAT CORPORATION OF MISSISSIPPI, a Mississippi corporation

	By:	/s/ John M. Gallaway
President
Executed this the 15th day of August, 2002

	By:	/s/ Rexford A. Yeisley
Assistant Secretary
Executed this the 15th day of August, 2002

GUARANTOR:	ISLE OF CAPRI CASINOS, INC., a Delaware corporation

	By:	/s/ John M. Gallaway
President
Executed this the 15th day of August, 2002

	By:	/s/ Rexford A. Yeisley
Assistant Secretary
Executed this the 15th day of August, 2002

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the said county and state, on this 15th day of August, 2002, within my jurisdiction, the within named A. J. Holloway and Brenda Johnston, who acknowledged that they are the Mayor and Municipal Clerk, respectively, of the CITY OF BILOXI, MISSISSIPPI, and that in said representative capacity they executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Tracy Jo Hill
NOTARY PUBLIC

My Commission Expires: June 11, 2006	(SEAL)

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the said county and state, on this 15th day of August, 2002, within my jurisdiction, the within named John Gallaway, who acknowledged that he is President of RIVERBOAT CORPORATION OF MISSISSIPPI, a Mississippi corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

/s/ Tracy Jo Hill
NOTARY PUBLIC

My Commission Expires: June 11, 2006	(SEAL	)

ISLE OF CAPRI CASINOS, INC.

EXECUTION AND ACKNOWLEDGMENT

IN WITNESS WHEREOF, Isle of Capri Casinos, Inc. has duly executed this Agreement as of the Execution Date.

ISLE OF CAPRI CASINOS, INC. GUARANTOR

By:	/s/ Rexford A. Yeisley
Vice President

(SEAL)

STATE OF MISSISSIPPI

COUNTY OF HARRISON

PERSONALLY appeared before me, the undersigned authority in and for the said county and state, on this 15th day of August, 2002, within my jurisdiction, the within named Rexford A. Yeisley, who acknowledged that he/she is Vice President of ISLE OF CAPRI CASINOS, INC., and that for and on behalf of said corporation, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

/s/ Tracy Jo Hill
NOTARY PUBLIC

My Commission Expires: June 11, 2006	(SEAL	)

This Lease was approved by the Governor of the State of Mississippi on the 14th day of August, 2002.

/s/ Ronnie Musgrove
RONNIE MUSGROVE, GOVERNOR OF THE STATE OF MISSISSIPPI

STATE OF MISSISSIPPI

COUNTY OF HINDS

Personally appeared before me, the undersigned authority in and for the said county and state, on this 14th day of August, 2002, within my jurisdiction, the within named RONNIE MUSGROVE, who acknowledged that he is GOVERNOR OF THE STATE OF MISSISSIPPI and that in said representative capacity he executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Illegible
NOTARY PUBLIC

My Commission Expires:	(SEAL	)
[Illegible]

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the said county and state, on this 14th day of August, 2002, within my jurisdiction, the within named ERIC CLARK, who acknowledged that he is SECRETARY OF STATE OF THE STATE OF MISSISSIPPI and that in said representative capacity he executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Illegible
NOTARY PUBLIC

My Commission Expires:	(SEAL	)
[Illegible]

EXHIBIT LIST

(This list is not compiled by alphabetical or numerical order, but is based upon the Exhibits already identified in other agreements relating to the subject property)

Exhibit H - Access Tract

Exhibit I - New Tract A

Exhibit J - New Tract B

Exhibit K - Park Conversion Tract

Exhibit L - Berth Expansion Area or Dredge, Wharf, or Fill Area

Exhibit P-3 - Parking Exhibit (entrance) from Hotel and Casino Leases

U.S. HIGHWAY 90
GRAPHIC SCALE

EXHIBIT H

ACCESS TRACT

BROWN & MITCHELL, INC.
Engineers & Environmental Consultants

ISLE OF CAPRI CASINO
BILOXI, MISSISSIPPI

LEASE PARCELS / BOUNDARY SURVEY

Sheet 1 of 1

U.S. HIGHWAY 90
GRAPHIC SCALE

EXHIBIT I

NEW TRACT "A"

ISLE OF CAPRI CASINO

BROWN & MITCHELL, INC.
Engineers & Environmental Consultants

U.S. HIGHWAY 90
GRAPHIC SCALE

EXHIBIT J

NEW TRACT "B"

ISLE OF CAPRI CASINO

BROWN & MITCHELL, INC.
Engineers & Environmental Consultants

U.S. HIGHWAY 90
GRAPHIC SCALE

EXHIBIT K
PARK CONVERSION TRACT

ISLE OF CAPRI CASINO

BILOXI, MISSISSIPPI

BROWN & MITCHELL, INC.
Engineers & Environmental Consultants

Revised | Date | By

U.S. HIGHWAY 90
DREDGING
WHARFING
GRAPHIC SCALE

EXHIBIT L

ISLE OF CAPRI CASINO

LEASE PARCELS / BOUNDARY SURVEY

BROWN & MITCHELL, INC.
Engineers & Environmental Consultants

PAVILION
SEAFOOD MUSEUM
CASINO
DBL. DWN.
EMERALD
JACKPOT

EXHIBIT " P–3 "

Shaded area City retains right to “redesign” entrance. As per Sect 24.13 of the Illegible.